Exhibit 5.1

March 15, 2018

Sailfish Energy Holdings Corporation

625 East Kaliste Saloom Road

Lafayette, LA 70508

Re:	Sailfish Energy Holdings Corporation

Registration Statement on Form S-4

(File No. 333-222341)

Ladies and Gentlemen:

We have acted as counsel to Sailfish Energy Holdings Corporation, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-4, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of the issuance by the Company of up to 20,060,546 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the Transaction Agreement (the “Transaction Agreement”), dated as of November 21, 2017, by and among the Company, Stone Energy Corporation, a Delaware corporation (“Stone Energy”), Sailfish Merger Sub Corporation, a Delaware corporation and an indirect, wholly owned subsidiary of Stone Energy (“Merger Sub”), Talos Energy LLC, a Delaware limited liability company, and Talos Production LLC, a Delaware limited liability company, pursuant to which, among other things, Merger Sub will merge with and into Stone Energy (the “Merger”), with Stone Energy surviving the Merger as a direct wholly owned subsidiary of the Company. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that, upon issuance and delivery, the certificates for the Shares will conform to the specimen thereof filed as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar for the Common Stock or, if uncertificated, valid book entry notations for the issuance of the Shares in uncertificated form will have been duly made in the share register of the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Sailfish Energy Holdings Corporation

March 15, 2018

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when (i) the Registration Statement has become effective under the Act, (ii) the stockholders of Stone Energy have adopted the Transaction Agreement and approved the Merger, (iii) the transactions contemplated by the Transaction Agreement (the “Transactions”) have been consummated, (iv) the certificate of incorporation of the Company as to be in effect immediately prior to closing of the Transactions (the “Amended and Restated Certificate”), in substantially the form filed as an exhibit to the Registration Statement, has been filed with the Secretary of State of the State of Delaware and has become effective, and (v) the Shares have been issued and delivered in accordance with the terms and conditions of the Transaction Agreement at the effective time of the Merger, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

B.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin Gump Strauss Hauer & Feld LLP

AKIN GUMP STRAUSS HAUER & FELD LLP